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                                                                      EXHIBIT 21



           MIDWEST MEDICAL INSURANCE HOLDING COMPANY AND SUBSIDIARIES
                                (PARENT COMPANY)

                   EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT



                                                                               PERCENT                       STATE OF
                         ENTITY                               DESCRIPTION       OWNED         FEIN         INCORPORATION
----------------------------------------------------------------------------------------------------------------------------

Midwest Medical Insurance Holding Company                     Registrant         n/a       41-1625287        Minnesota

    Midwest Medical Insurance Company                      Tier 1 Subsidiary     100%      41-1625288        Minnesota

    MMIHC Insurance Services, Inc.                         Tier 1 Subsidiary     100%      41-1819825        Minnesota

    Midwest Medical Solutions, Inc.                        Tier 1 Subsidiary     100%      41-1896304        Minnesota

        MedPower Information Resources, Inc.               Tier 2 Subsidiary     100%      41-1895576        Minnesota

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